As filed with the Securities and Exchange Commission on April 18, 2007.

Registration No. 333-141699

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 1

to

FORM S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

THE YANKEE CANDLE COMPANY, INC.*

(Exact name of registrant as specified in its charter)

Massachusetts	3990	04-2591416
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Number)	(I.R.S. Employer Identification No.)

16 Yankee Candle Way

South Deerfield, Massachusetts 01373

(413) 665-8306

(address, including zip code, and telephone number, including area code, of registrants’ principal executive offices)

Bruce H. Besanko

Senior Vice President, Finance and

Chief Financial Officer

The Yankee Candle Company, Inc.

16 Yankee Candle Way

South Deerfield, MA 01373

Telephone: (413) 665-8306

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Carol Anne Huff, Esq.

Kirkland & Ellis LLP

200 E. Randolph Drive

Chicago, Illinois 60601

Telephone: (312) 861-2000

*	The Co-Registrants listed on the next page are also included in this Form S-4 Registration Statement as additional Registrants.

Approximate date of commencement of proposed sale of the securities to the public:    The exchange will occur as soon as practicable after the effective date of this Registration Statement.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.    ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

The Registrants hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrants shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Exact Name of Additional Registrants*	Jurisdiction of Formation	I.R.S. Employer Identification No.
Yankee Holding Corp.	Delaware	20-8304743
Yankee Candle Restaurant Corp.	Delaware	13-3998848
Quality Gift Distributors, Inc.	Delaware	03-0445456
Aroma Naturals, Inc.	Delaware	20-3715303
Yankee Candle Admin LLC	Virginia	—

*	The address for each of the Additional Registrants is c/o The Yankee Candle Company, Inc., 16 Yankee Candle Way, South Deerfield, MA 01373. The Primary Standard Industrial Code for each of the Additional Registrants is 3990.

The name, address, including zip code, of the agent for service for each of the Additional Registrants is Bruce H. Besanko, Senior Vice President, Finance and Chief Financial Officer of The Yankee Candle Company, Inc., 16 Yankee Candle Way, South Deerfield, MA 01373, telephone: (413) 665-8306.

Explanatory Note

This Amendment No. 1 to the Registrant’s Registration Statement on Form S-4 (Commission File No. 333-141699) is being filed solely for the purpose of filing Exhibit 5.1 thereto, and no changes or additions are being made hereby to the prospectus that forms a part of the Registration Statement. Accordingly, the prospectus is being omitted from this filing.

PART II: INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 20.	INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Registrants Incorporated Under the Delaware General Corporation Law

Section 145 (“Section 145”) of the Delaware General Corporation Law, as the same exists or may hereafter be amended (the “DGCL”), provides that a Delaware corporation may indemnify any persons who were, are or are threatened to be made, parties to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation’s best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was illegal. A Delaware corporation may indemnify any persons who are, were or are threatened to be made, a party to any threatened, pending or completed action or suit by or in the right of the corporation by reasons of the fact that such person was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation’s best interests, provided that no indemnification is permitted without judicial approval if the officer, director, employee or agent is adjudged to be liable to the corporation. Where an officer, director, employee or agent is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses which such officer or director has actually and reasonably incurred.

Section 145 further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against him and incurred by him in any such capacity, arising out of his status as such, whether or not the corporation would otherwise have the power to indemnify him under Section 145.

The Yankee Candle Company, Inc.

The articles of organization provide that the directors and officers of The Yankee Candle Company, Inc. shall be indemnified by the Company to the fullest extent authorized by Massachusetts law, as it now exists or may in the future be amended, against all expenses and liabilities reasonably incurred in connection with service for or on behalf of the Company, except with respect to any matter that such director or officer has been adjudicated not to have acted in good faith in the reasonable belief that his action was in the best interests of the Company or, to the extent such matter relates to service with respect to an employee benefit plan, in the best interests of the participants or beneficiaries of such employee benefit plan.

The Company has entered into agreements to indemnify its directors and officers in addition to the indemnification provided for in the articles of organization. These agreements, among other things, indemnify the Company’s directors and officers to the fullest extent permitted by Massachusetts law for certain expenses (including attorneys’ fees), judgments, fines, penalties and settlement amounts incurred by such person arising out of or in connection with such person’s service as a director or officer of the Company or an affiliate of the Company.

In addition, the Merger Agreement provides for director and officer indemnification and insurance for specified time periods. Yankee Holding Corp. agreed to cause the Company and its subsidiaries to establish and maintain for a period of not less than six years from and after the consummation of the Merger, provisions in their organizational documents concerning the indemnification of Yankee’s former and current officers and directors that are no less favorable to those persons than the provisions of the organizational documents of the Company and our subsidiaries as in effect on October 24, 2006, and not to amend, repeal or otherwise modify such provisions in any respect adverse to such former and current officers and directors, except as required by applicable law. In addition, Yankee Holding Corp. and the Company agreed to indemnify each present and former director and officer of the Company or any of its subsidiaries for certain liabilities they incur as a result of their actions or omissions in connection with the Merger. Parties seeking indemnification under such section of the Merger Agreement must undertake to repay such amount if it is ultimately determined that such indemnified party is not entitled to be indemnified under Massachusetts law or other applicable law with respect to such proceeding.

The rights of each indemnified party under the Merger Agreement is in addition to, and not in limitation of, any other rights such indemnified party may have under the organizational documents of the Company or its subsidiaries, the current indemnification agreements described above, Massachusetts law or otherwise.

Policies of insurance are maintained by the Company under which its directors and officers are insured, within the limits and subject to the limitations of the policies, against certain expenses in connection with the defense of, and certain liabilities which might be imposed as a result of, actions, suits or proceedings to which they are parties by reason of being or having been such directors or officers.

Yankee Candle Admin LLC

Yankee Candle Admin LLC is organized in Virginia. Indemnification of such registrant’s directors and officers provided by applicable law, by the registrant’s organizational documents, by contract or otherwise are substantially similar to that afforded by the directors and officers of The Yankee Candle Company, Inc.

Liability Insurance

Our directors and officers are covered by insurance policies maintained by us against certain liabilities for actions taken in their capacities as such, including liabilities under the Securities Act. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

ITEM 21.	EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

Exhibits.

The attached Exhibit Index is incorporated herein by reference.

Financial Statement Schedules.

All other schedules for which provision is made in the applicable accounting regulations of the SEC are not required under the related instructions, are inapplicable or not material, or the information called for thereby is otherwise included in the financial statements and therefore has been omitted.

ITEM 22.	UNDERTAKINGS.

(a)	The undersigned hereby undertake:

(i)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(A)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(B)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

(C)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(ii)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(iii)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrants pursuant to the foregoing provisions, or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrants of expenses incurred or paid by a director, officer or controlling person of such registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(c)	The undersigned hereby undertake to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the date of the registration statement through the date of responding to the request.

(d)	The undersigned hereby undertake to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, The Yankee Candle Company, Inc., a Massachusetts corporation, has duly caused this Amendment No. 1 to Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of South Deerfield, Commonwealth of Massachusetts, on April 18, 2007.

THE YANKEE CANDLE COMPANY, INC.

By:	/S/ JAMES A. PERLEY
Name: James A. Perley Title: Senior Vice President, General Counsel and Secretary

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to Registration Statement on Form S-4 has been signed by the following persons in the capacities and on the dates indicated on April 18, 2007.

Signature	Title

* Craig W. Rydin	Chief Executive Officer (principal executive officer) and Chairman of the Board

* Bruce H. Besanko	Senior Vice President, Finance and Chief Financial Officer (principal financial and accounting officer)

* Harlan M. Kent	President and Chief Operating Officer and Director

* Robin P. Selati	Director

* George A. Peinado	Director

* Richard H. Copans	Director

*By	/S/ JAMES A. PERLEY
As attorney in fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Yankee Holding Corp., a Delaware corporation, has duly caused this Amendment No. 1 to Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of South Deerfield, Commonwealth of Massachusetts, on April 18, 2007.

YANKEE HOLDING CORP.

By:	/S/ CRAIG W. RYDIN
Name: Craig W. Rydin Title: Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to Registration Statement on Form S-4 has been signed by the following persons in the capacities and on the dates indicated on April 18, 2007.

Signature	Title

* Craig W. Rydin	Chief Executive Officer (principal executive officer) and Director

* Bruce H. Besanko	Senior Vice President, Finance and Chief Financial Officer of The Yankee Candle Company, Inc. (principal financial and accounting officer)

* Harlan M. Kent	President and Chief Operating Officer and Director

* Robin P. Selati	Director

* George A. Peinado	Director

* Richard H. Copans	Director

*By	/S/ JAMES A. PERLEY
As attorney in fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Yankee Candle Admin LLC, a Virginia limited liability company, has duly caused this Amendment No. 1 to Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of South Deerfield, Commonwealth of Massachusetts, on April 18, 2007.

YANKEE CANDLE ADMIN LLC

By:	/S/ EDWARD R. MEDINA
Name: Edward R. Medina Title: President and Assistant Secretary

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to Registration Statement on Form S-4 has been signed by the following persons in the capacities and on the dates indicated on April 18, 2007.

Signature	Title

* Craig W. Rydin	Chief Executive Officer of The Yankee Candle Company, Inc. (principal executive officer) and Manager

* Bruce H. Besanko	Senior Vice President, Finance and Chief Financial Officer of The Yankee Candle Company, Inc. (principal financial and accounting officer)

* Edward R. Medina	President

* Harlan M. Kent	Manager

* Robin P. Selati	Manager

* George A. Peinado	Manager

* Richard H. Copans	Manager

*By	/S/ JAMES A. PERLEY
As attorney in fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Yankee Candle Restaurant Corp., a Delaware corporation, has duly caused this Amendment No. 1 to Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of South Deerfield, Commonwealth of Massachusetts, on April 18, 2007.

YANKEE CANDLE RESTAURANT CORP.

By:	/S/ JAMES A. PERLEY
Name: James A. Perley Title: Secretary and Treasurer

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to Registration Statement on Form S-4 has been signed by the following persons in the capacities and on the dates indicated on April 18, 2007.

Signature	Title

* Craig W. Rydin	Chief Executive Officer of The Yankee Candle Company, Inc. (principal executive officer), President of Yankee Candle Restaurant Corp. and Director

* Bruce H. Besanko	Senior Vice President, Finance and Chief Financial Officer of The Yankee Candle Company, Inc. (principal financial and accounting officer)

* Harlan M. Kent	Director

* Robin P. Selati	Director

* George A. Peinado	Director

* Richard H. Copans	Director

*By	/S/ JAMES A. PERLEY
As attorney in fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Quality Gift Distributors, Inc., a Delaware corporation, has duly caused this Amendment No. 1 to Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of South Deerfield, Commonwealth of Massachusetts, on April 18, 2007.

QUALITY GIFT DISTRIBUTORS, INC.

By:	/S/ JAMES A. PERLEY
Name: James A. Perley
Title: President and Treasurer

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to Registration Statement on Form S-4 has been signed by the following persons in the capacities and on the dates indicated on April 18, 2007.

Signature	Title

* Craig. W. Rydin	Chief Executive Officer of The Yankee Candle Company, Inc. (principal executive officer) and Director

* Bruce H. Besanko	Senior Vice President, Finance and Chief Financial Officer of The Yankee Candle Company, Inc. (principal financial and accounting officer)

/S/ JAMES A. PERLEY James A. Perley	President

* Harlan M. Kent	Director

* Robin P. Selati	Director

* George A. Peinado	Director

* Richard H. Copans	Director

*By	/S/ JAMES A. PERLEY
As attorney in fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Aroma Naturals, Inc., a Delaware corporation, has duly caused this Amendment No. 1 to Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of South Deerfield, Commonwealth of Massachusetts, on April 18, 2007.

AROMA NATURALS, INC.

By:	/S/ EDWARD R. MEDINA
Name: Edward R. Medina Title: Secretary and Treasurer

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to Registration Statement on Form S-4 has been signed by the following persons in the capacities and on the dates indicated on April 18, 2007.

Signature	Title

* Craig. W. Rydin	Chief Executive Officer of The Yankee Candle Company, Inc. (principal executive officer) and Director

* Bruce H. Besanko	Senior Vice President, Finance and Chief Financial Officer of The Yankee Candle Company, Inc. (principal financial and accounting officer)

* Harlan M. Kent	President and Director

* Robin P. Selati	Director

* George A. Peinado	Director

* Richard H. Copans	Director

*By	/S/ JAMES A. PERLEY
As attorney in fact

EXHIBIT INDEX

EXHIBIT NO.	DESCRIPTION
*1.1	Purchase Agreement, dated February 1, 2007, among Yankee Acquisition Corp., Yankee Holding Corp., Merrill Lynch, Fenner, Pierce & Smith Incorporated and Lehman Brothers Inc.

*1.2	Joinder to Purchase Agreement, dated February 6, 2007, among The Yankee Candle Company, Inc., Yankee Candle Admin LLC, Yankee Candle Restaurant Corp., Quality Gift Distributors, Inc. and Aroma Naturals, Inc.

*2.1	Agreement and Plan of Merger, dated October 24, 2006, among YCC Holdings LLC, Yankee Acquisition Corp. and The Yankee Candle Company, Inc.

*3.1	Amended and Restated Certificate of Incorporation of The Yankee Candle Company, Inc.

*3.2	Amended and Restated By-laws of The Yankee Candle Company, Inc.

*3.3	Certificate of Incorporation of Yankee Holding Corp.

*3.4	By-Laws of Yankee Holding Corp.

*3.5	Certificate of Formation of Yankee Candle Admin LLC

*3.6	Operating Agreement of Yankee Candle Admin LLC

*3.7	Certificate of Incorporation of Yankee Candle Restaurant Corp.

*3.8	By-Laws of Yankee Candle Restaurant Corp.

*3.9	Certificate of Incorporation of Quality Gift Distributors, Inc.

*3.10	By-Laws of Quality Gift Distributors, Inc.

*3.11	Certificate of Incorporation of Aroma Naturals, Inc.

*3.12	By-Laws of Aroma Naturals, Inc.

*3.13	Certificate of Formation of YCC Holdings LLC

*3.14	Limited Liability Company Agreement of YCC Holdings LLC, dated as of February 6, 2007, by and among the initial members identified therein.

*4.1	Senior Note Indenture, dated as of February 6, 2007, among Yankee Acquisition Corp., Yankee Holding Corp. and HSBC BANK, USA, NATIONAL ASSOCIATION, as Trustee.

*4.2	Senior Note Supplemental Indenture, dated February 6, 2007, among The Yankee Candle Company, Inc., Yankee Candle Admin LLC, Yankee Candle Restaurant Corp., Quality Gift Distributors, Inc. and Aroma Naturals, Inc. and HSBC BANK, USA, NATIONAL ASSOCIATION, as Trustee.

*4.3	Senior Note Notation of Guaranty, dated February 6, 2007, among Yankee Candle Admin LLC, Yankee Candle Restaurant Corp., Quality Gift Distributors, Inc. and Aroma Naturals, Inc.

*4.4	Senior Note Notation of Guaranty, dated February 6, 2007 of Yankee Holding Corp.

*4.5	Senior Subordinated Note Indenture, dated as of February 6, 2007, among Yankee Acquisition Corp., Yankee Holding Corp. and HSBC BANK, USA, NATIONAL ASSOCIATION, as Trustee.

*4.6	Senior Subordinated Note Supplemental Indenture, dated February 6, 2007, among The Yankee Candle Company, Inc., Yankee Candle Admin LLC, Yankee Candle Restaurant Corp., Quality Gift Distributors, Inc. and Aroma Naturals, Inc. and HSBC BANK, USA, NATIONAL ASSOCIATION, as Trustee.

*4.7	Senior Subordinated Note Notation of Guaranty, dated February 6, 2007, among Yankee Candle Admin LLC, Yankee Candle Restaurant Corp., Quality Gift Distributors, Inc. and Aroma Naturals, Inc.

EXHIBIT NO.	DESCRIPTION
*4.8	Senior Subordinated Note Notation of Guaranty, dated February 6, 2007 of Yankee Holding Corp.

*4.9	Registration Rights Agreement, dated February 6, 2007, among Yankee Acquisition Corp., Yankee Holding Corp., Merrill Lynch, Fenner, Pierce & Smith Incorporated and Lehman Brothers Inc.

*4.10	Registration Rights Joinder Agreement, dated February 6, 2007, among The Yankee Candle Company, Inc., Yankee Candle Admin LLC, Yankee Candle Restaurant Corp., Quality Gift Distributors, Inc. and Aroma Naturals, Inc.

*4.11	Form of Senior Note (attached as exhibit to Exhibit 4.1).

*4.12	Form of Senior Subordinated Note (attached to Exhibit 4.5).

**5.1	Opinion of Kirkland & Ellis LLP.

*8.1	Opinion of Kirkland & Ellis LLP regarding federal income tax consequences.

*10.1	Credit Agreement, dated as of February 6, 2007, among Yankee Acquisition Corp., Yankee Holding Corp., The Yankee Candle Company, Inc., the lenders party thereto, Lehman Commercial Paper Inc., Sovereign Bank, Wells Fargo Retail Finance, LLC, Lehman Brothers Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated.

*10.2	Guarantee and Collateral Agreement, dated as of February 6, 2007 among Lehman Commercial Paper Inc., Yankee Holding Corp., Yankee Acquisition Corp., The Yankee Candle Company, Inc., Merrill Lynch Capital Corporation, Sovereign Bank, Wells Fargo Retail Finance, LLC, Lehman Brothers Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated.

*10.3	Term Loan Promissory Note, dated February 6, 2007, by the Borrowers party thereto, in favor of Sovereign Bank.

*10.4	Term Loan Promissory Note, dated February 6, 2007, by the Borrowers party thereto, in favor of Citizens Bank of Massachusetts.

*10.5	Term Loan Promissory Note, dated February 6, 2007, by the Borrowers party thereto, in favor of CIT.

*10.6	Revolving Credit Note, dated February 6, 2007, by the Borrowers party thereto, in favor of Sovereign Bank.

*10.7	Revolving Credit Note, by the Borrowers party thereto, in favor of Citizens Bank of Massachusetts.

*10.8	Employment Agreement, dated February 6, 2007, between The Yankee Candle Company, Inc. and Craig W. Rydin.

*10.9	YCC Holdings LLC 2007 Incentive Equity Plan

*10.10	Form of Class A Unit Purchase Agreement (executive committee).

*10.11	Form of Class A Unit Purchase Agreement (non-executive committee).

*10.12	Class A Unit Purchase Agreement, dated February 6, 2007, between YCC Holdings LLC and Madison Dearborn Capital Partners V-A, L.P., Madison Dearborn Capital Partners V-C, L.P., and Madison Dearborn Partners V Executive-A, L.P.

*10.13	Form of Class B Unit Purchase Agreement (executive committee).

*10.14	Form of Class B Unit Purchase Agreement (non-executive committee).

*10.15	Unitholders Agreement, dated February 6, 2007, by and among YCC Holdings LLC, Madison Dearborn Capital Partners V-A, L.P., Madison Dearborn Capital Partners C-A, L.P., Madison Dearborn Capital Partners V Executive-A, L.P., and each of the other persons listed therein.

*10.16	Management Services Agreement, dated as of February 6, 2007, by and between the Yankee Candle Company, Inc. and Madison Dearborn Partners V-B, L.P.

10.17	The Yankee Candle Company, Inc. 1999 Stock Option Award Plan, filed as Exhibit 10.5 to The Yankee Candle Company, Inc.’s Form S-1 filed on June 4, 1999, is incorporated herein by reference.

EXHIBIT NO.	DESCRIPTION

10.18	Form of Stockholder’s Agreement between The Yankee Candle Company, Inc. and employees, filed as Exhibit 10.7 to The Yankee Candle Company, Inc.’s Form S-1 filed on May 20, 1999, is incorporated herein by reference.

10.19	Form of Executive Severance Agreement, filed as Exhibit 10.1 to The Yankee Candle Company, Inc.’s Form 8-K filed on September 20, 2006, is incorporated herein by reference.

10.20	Special Retention Bonus Plan dated as of September 14, 2006, filed as Exhibit 10.2 to The Yankee Candle Company, Inc.’s Form 8-K filed on September 20, 2006, is incorporated herein by reference.

10.21	Amended and Restated Executive Deferred Compensation Plan, filed as Exhibit 10.3 to The Yankee Candle Company, Inc.’s Form 8-K filed on September 20, 2006, is incorporated herein by reference.

10.22	The Yankee Candle Company, Inc. 2005 Stock Option and Award Plan, filed as Exhibit 99.1 to The Yankee Candle Company, Inc.’s Form 8-K filed on June 8, 2005, is incorporated herein by reference.

10.23	Form of Indemnification Agreement between The Yankee Candle Company, Inc. and its directors and executive officers, filed as Exhibit 99.3 to The Yankee Candle Company, Inc.’s Form 8-K dated June 8, 2005, is incorporated herein by reference.

10.24	Form of Award of Performance Shares Agreement, filed as Exhibit 10.16 to The Yankee Candle Company, Inc.’s Form 10-K filed on March 15, 2005, is incorporated herein by reference.

10.25	Management Incentive Plan for 2006 Fiscal Year, filed as Exhibit 99.1 to The Yankee Candle Company, Inc.’s Form 8-K filed on March 2, 2006, is incorporated herein by reference.

10.26	2006 Director Compensation Plan, filed as Exhibit 99.2 to The Yankee Candle Company, Inc.’s Form 8-K filed on March 2, 2006, is incorporated herein by reference.

10.27	Form of outside director Stock Option Agreement, filed as Exhibit 10.1 to The Yankee Candle Company, Inc.’s Form S-1 filed on May 20, 1999, is incorporated herein by reference.

10.28	The Yankee Candle Company Inc. Employee Stock Option Plan and form of Stock Option Agreement, filed as Exhibit 10.4 to The Yankee Candle Company, Inc.’s Form S-1 filed on May 20, 1999, is incorporated herein by reference.

10.29	Form of Restricted Stock Agreement (executives), filed as Exhibit 10.1 to The Yankee Candle Company, Inc.’s Form 8-K filed on March 14, 2006, is incorporated herein by reference.

10.30	Form of Restricted Stock Agreement (directors), filed as Exhibit 10.3 to The Yankee Candle Company, Inc.’s Form 8-K filed on March 14, 2006, is incorporated herein by reference.

*12.1	Computation of ratio of earnings to fixed charges.

*21.1	Subsidiaries of The Yankee Candle Company, Inc.

*23.1	Consent of Deloitte & Touche LLP.

**23.4	Consent of Kirkland & Ellis LLP (Included in Exhibits 5.1 and 8.1).

*24.1	Power of Attorney.

*25.1	Statement of Eligibility of Trustee on Form T-1 under the Trust Indenture Act of 1939 of HSBC BANK, USA, NATIONAL ASSOCIATION with respect to the Senior Notes.

*25.2	Statement of Eligibility of Trustee on Form T-1 under the Trust Indenture Act of 1939 of HSBC BANK, USA, NATIONAL ASSOCIATION with respect to the Senior Subordinated Notes.

*99.1	Form of Letter of Transmittal.

*99.2	Form of Tender Instructions.

*99.3	Form of Notice of Guaranteed Delivery.

*	Previously filed.
**	Filed herewith.